UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 5, 2019
CCA INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-31643	04-2795439
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1099 Wall Street West, Suite 275 Lyndhurst, New Jersey	07071
(Address of Principal Executive Offices)	(Zip Code)
(201) 935-3232
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On February 5, 2019, CCA Industries, Inc. (the “Company”) delivered written notice to NYSE American that it intends to delist its common stock, $0.01 par value, and Class A common stock, $0.01 par value (together, the “Common Stock”). On January 30, 2019, the Board of Directors of the Company approved the voluntary delisting and deregistration of the Common Stock upon determining that such actions are in the best interests of the Company and its shareholders. As stated in the notice, the Company expects to file a Form 25 with the Securities and Exchange Commission (the “SEC”) on or about April 2, 2019 to voluntarily delist the Common Stock from the NYSE American and to deregister the Common Stock from Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). After the effectiveness of the Form 25 on or about April 12, 2019, the Company intends to file with the SEC a Form 15 requesting deregistration of its Common Stock under Section 12(g) of the Exchange Act. Immediately upon the filing of Form 15, the Company will no longer be obligated to file certain Exchange Act reports with the SEC.
A copy of the press release, dated February 5, 2019, issued by the Company to announce the delisting and deregistering of the Company’s Common Stock, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

99.1	Press Release issued by CCA Industries, Inc. dated February 5, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 5, 2019		CCA Industries, Inc.

	By:	/s/ Stephen A. Heit
Stephen A. Heit
Chief Financial Officer